EXHIBIT 23(d)

                [POSTLETHWAITE & NETTERVILLE COMPANY LETTERHEAD]





                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 22, 2000 with respect to the financial statements of Louisiana Bancshares, Inc. and subsidiary included in this Registration Statement (Form S-4) and related Prospectus of Britton & Koontz Capital Corporation for the registration of its common stock.



Baton Rouge, Louisiana
September 28, 2000




/s/ Postlethwaite and Netterville